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EDIFY CORPORATION                                                 EXHIBIT 11.01
STATEMENT OF NET INCOME (LOSS) PER SHARE
(In thousands, except per share data)

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

                                                                            Three Months Ended            Six Months Ended
                                                                                June 30,                      June 30,
                                                                           ---------------------     ----------------------
                                                                             1997         1996           1997        1996
                                                                           --------     --------      --------     --------
Net income (loss) ....................................................     $    865     $   (484)     $  1,460     $ (1,051)
                                                                           ========     ========      ========     ========

Computations of weighted average common and dilutive common equivalent shares outstanding:

   Weighted average common shares outstanding (1) ....................       16,339       15,077        16,290       13,418

   Shares relating to SAB No. 64 and 83 ..............................           --           --            --          926

   Common equivalent shares from stock options .......................        1,614           --         1,658           --
                                                                           --------     --------      --------     --------

Shares used in computing net income (loss) per share amounts .........       17,953       15,077        17,948       14,344
                                                                           ========     ========      ========     ========
Net income (loss) per share ..........................................     $   0.05     $  (0.03)     $   0.08     $  (0.07)
                                                                           ========     ========      ========     ========
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       (1)  Includes convertible preferred stock (if converted method).